UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2007

GENTA INCORPORATED

(Exact name of registrant specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-19635 (Commission File Number)	33-0326866 (I.R.S. Employer Identification No.)

200 Connell Drive, Berkeley Heights, NJ (Address of principal executive offices)	07922 (Zip Code)

(908) 286-9800
(Registrant’s telephone, including area code)

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2007 Stock Incentive Plan

On September 17, 2007 our Board of Directors approved the Company’s 2007 Stock Incentive Plan pursuant to which 8,500,000 shares of the Company’s common stock will be authorized for issuance, subject to approval of the Company’s shareholders. Awards may be made under the plan to officers, employees, directors and consultants in the form of incentive stock options, non-qualified stock options, stock appreciation rights, dividend equivalent rights, restricted stock, restricted stock units and other stock-based awards. Awards granted under the plan prior to shareholder approval of the plan are subject to and conditioned upon receipt of such approval on or before September 17, 2008. Should such shareholder approval not be obtained on or before such date, the plan will terminate and any awards granted pursuant to the plan will terminate and cease to be outstanding.

The foregoing summary of the Company’s 2007 Stock Incentive Plan does not purport to be a complete description of such plan and is qualified in its entirety by reference to the Genta Incorporated 2007 Stock Incentive Plan, which will be filed as an exhibit to the Company's proxy statement.

Acquisition Bonus Program

On September 17, 2007, our Board of Directors approved an Acquisition Bonus Program. Under the program, participants are eligible to share in a portion of the proceeds realized from a change in control of the Company that occurs prior to the earlier of (i) December 31, 2008 and (ii) the approval by the Company’s shareholders of the 2007 Stock Incentive Plan.

Pursuant to the program, participants selected by our Board of Directors will be awarded a number of units with a designated base value. The amount of a participant’s bonus award will be determined by multiplying (i) the difference between the unit value and the base value by (ii) the number of units awarded to such participant. The unit value for each unit will be determined by dividing the change in control proceeds (as defined in the award agreement) by the total number of shares of the Company’s common stock outstanding at the time of the change in control. The units will be subject to a vesting schedule, if any, determined by our Board of Directors at the time the unit award is made. Bonus awards will generally be paid in cash within 30 days after the later of (i) the effective date of the change in control or (ii) the date the change in control proceeds are paid to the Company’s shareholders. The maximum number of units that may be awarded under the Acquisition Bonus Program is 8,500,000 units,which equals the number of shares of the Company’s common stock that are authorized for issuance under the Company’s 2007 Stock Incentive Plan.

Any stock options granted to a participant under the 2007 Stock Incentive Plan will terminate and cease to be outstanding in the event the participant becomes entitled to receive a payment under the Acquisition Bonus Program.

The foregoing summary of the Acquisition Bonus Program does not purport to be a complete description of such program and is qualified in its entirety by reference to the Form of Acquisition Bonus Program Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits. The following document is filed as an exhibit to this report:

10.1	Form of Acquisition Bonus Program Agreement

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTA INCORPORATED
Date: September 21, 2007	By:	/s/ RICHARD J. MORAN
	Name:	Richard J. Moran
	Title:	Senior Vice President, Chief Financial Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Document Description
10.1	Form of Acquisition Bonus Program Agreement